Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T‑1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    [ ]
___________________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

N/A (State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
400 South Hope Street, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Legal Department
        The Bank of New York Mellon Trust Company, N.A.
One Wall Street, 15th Floor
New York, NY  10286
(212) 635-1270
(Name, address and telephone number of agent for service)
___________________________

EL PASO ELECTRIC COMPANY
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-0607870 (I.R.S. employer identification no.)
Stanton Tower 100 North Stanton El Paso, Texas (Address of principal executive offices)	79901 (Zip code)

Debt Securities
(Title of the indenture securities)

Item 1.    General information.

Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

Item 16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference     as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act") and 17     C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

2.    A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
3.     A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).
4.    A copy of the existing by‑laws of the trustee. (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).
5.    Not applicable.
6.    The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).
7.    A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
8.    Not applicable.
9.    Not applicable.

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 26th day of September, 2014.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
By:	/s/ Rafael Martinez
Name: Rafael Martinez
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business June 30, 2014, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	977
Interest-bearing balances	288
Securities:
Held-to-maturity securities	0
Available-for-sale securities	675,961
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	165,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases,
net of unearned income 0
LESS: Allowance for loan and
lease losses 0
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	8,642
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Direct and indirect investments in real estate ventures	0
Not applicable
Intangible assets:
Goodwill	856,313
Other Intangible Assets	117,292
Other assets	123,695
Total assets	$1,948,668

	LIABILITIES

	Deposits:
	In domestic offices	975
Noninterest-bearing	975
Interest-bearing	0
	Not applicable
	Federal funds purchased and securities
	sold under agreements to repurchase:
	Federal funds purchased	0
	Securities sold under agreements to repurchase	0
	Trading liabilities	0
	Other borrowed money:
	(includes mortgage indebtedness
	and obligations under capitalized
	leases)	0
	Not applicable
	Not applicable
	Subordinated notes and debentures	0
	Other liabilities	248,199
	Total liabilities	249,174
	Not applicable

	EQUITY CAPITAL
	Perpetual preferred stock and related surplus	0
	Common stock	1,000
	Surplus (exclude all surplus related to preferred stock)	1,122,053
	Not available
	Retained earnings	575,368
	Accumulated other comprehensive income	1,073
	Other equity capital components	0
	Not available
	Total bank equity capital	1,699,494
	Noncontrolling (minority) interests in consolidated subsidiaries	0
	Total equity capital	1,699,494
	Total liabilities and equity capital (sum of items 21 and 28)	1,948,668
I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
Cherisse Waligura    )    CFO
We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
Tony I. Portuando, President     )
Frank P. Sulzberger, Director    )    Directors (Trustees)
William D. Lindelof, Director    )